                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               LANCER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219






April 16, 2001


Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, May 15, 2001 at 9:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes electing seven directors of the Company, and transacting such other matters as may properly come before the Meeting or any adjournments thereof.

Directors and officers of the Company, as well as a representative of the Company's independent auditors, will be present at the annual meeting to respond to any questions that you may have.

The Company's Board of Directors believes that a favorable vote on the matter to be considered at the Meeting is in the best interest of the Company and its shareholders and unanimously recommends a vote "FOR" such matter. Accordingly, we urge you to review the accompanying material carefully, and to sign, date and return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

Sincerely,



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 15, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company" or "Lancer") will be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, May 15, 2001 at 9:30 a.m., local time. A form of Proxy and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

     1. The election of a Board of Directors consisting of seven directors for the ensuing year; and

     2. Such other matters as may properly come before the Meeting or any adjournments thereof.

The close of business on March 30, 2001 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting shall be open to the examination of any shareholder during ordinary business hours at the Company's Corporate Headquarters, 6655 Lancer Blvd., San Antonio, Texas 78219.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY.

By Order of the Board of Directors



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

San Antonio, Texas
April 16, 2001

                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2001


THE PROXY

This Proxy Statement is being furnished to shareholders of Lancer Corporation (the "Company" or "Lancer") in connection with the solicitation of Proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, May 15, 2001, at 9:30 a.m., local time, or at such other time and place to which the Meeting may be adjourned. The enclosed Proxy is solicited by the Board of Directors of the Company. Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

The Proxy may be revoked at any time by providing written notice of such revocation to Lancer Corporation, P.O. Box 11214, New York, NY 10203-0214. This notice must be received prior to 5:00 p.m., local time on May 1, 2001. If notice of revocation is not actually received by such date, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person.

The address of the principal executive offices of the Company is 6655 Lancer Blvd., San Antonio, Texas 78219. This Proxy Statement and enclosed Proxy are first being mailed to shareholders on or about April 16, 2001.

RECORD DATE AND VOTING SECURITIES

The record date for determining the shareholders entitled to vote at the Meeting is the close of business on March 30, 2001 (the "Record Date"), at which time the Company had issued and outstanding 9,126,557 shares of Common Stock, par value $.01 per share (the "Common Stock"), which class of stock constitutes the only outstanding securities of the Company entitled to vote at the Meeting.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. The approval of all proposals requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by Proxy at the Meeting. Neither the Company's Articles of Incorporation nor Bylaws provide for cumulative voting.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. Because matters to be voted upon at the meeting must be approved by a vote of the holders of a majority of the shares of the Company present at the meeting in person or by proxy, any abstention (including broker non-votes) on any matter will have the effect of and be counted as a "no" vote.


ACTIONS TO BE TAKEN AT THE MEETING

All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted FOR (i) the election of the seven persons named under "Election of Directors" of the Company; and (ii) at the discretion of the proxy holders, any other matter that may properly come before the Meeting or any adjournment thereof. The Board of Directors of the Company unanimously recommends a vote "FOR" the proposal described in this Proxy.

PROPOSAL I - ELECTION OF DIRECTORS

There are seven directors to be elected. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election unless otherwise instructed. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors, if elected. In case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. To be elected, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, at the Meeting. Each nominee elected will serve as director for the ensuing year and until his or her successor shall have been duly qualified and elected.

The nominees are as follows:


Name                                                   Age                     Position
----                                                   ---                     --------
Alfred A. Schroeder (1)(4)                              64                     Chairman of the Board
George F. Schroeder (1)                                 61                     President, Chief Executive Officer
                                                                               and Director
Walter J. Biegler (2)(4)                                59                     Director
Jean M. Braley (3)                                      71                     Director
Norborne P. Cole, Jr.                                   59                     Director
Olivia F. Kirtley (2)                                   50                     Director
Richard C. Osborne                                      57                     Director



(1) Alfred A. Schroeder and George F. Schroeder are brothers. No other nominee is related by blood, marriage or adoption to another nominee or to any executive officer of the Company or its subsidiaries.

(2)  Member of the Audit Committee.

(3)  Member of the Compensation and Stock Option Committees.

(4)  Member of the Executive Committee.

Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. George F. Schroeder is a co-founder of the Company and has served as its President, Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning, marketing, overall production management and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Walter J. Biegler has served as a director of the Company since 1985. Mr. Biegler is a private investor. From 1991 until 1998, he was Chief Financial Officer of Periodical Management Group, Inc., a San Antonio, Texas distributor of periodicals, books and specialty items in the United States, Mexico and the Virgin Islands. Prior to November 1991, he served as the Chief Financial Officer and Senior Vice President-Finance of La Quinta Motor Inns, Inc. of San Antonio, Texas, a national hotel chain.

Ms. Jean M. Braley has served as a director of the Company since 1976. She served as Secretary of the Company from 1982 to 1985. Ms. Braley has been a private investor since 1985. She is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Norborne P. Cole, Jr. has been a consultant since 1998. From 1994-1998, he was Managing Director/CEO of Coca-Cola Amatil in Sydney, Australia. From 1991-1994, Mr. Cole was President and CEO of Coca-Cola Bottling, SA in Paris, France. From 1989-1990, he was Regional Manager of Coca-Cola Benelux + Denmark. Mr. Cole held a number of positions with The Coca-Cola Company and Coca-Cola bottlers from 1966 to 1989.

Ms. Olivia F. Kirtley has served as a director of the Company since 1999. She currently is Chair of the Board of the American Institute of Certified Public Accountants (AICPA) Board of Examiners, which oversees the uniform CPA Examination for the United States. The AICPA is the national professional organization for over 350,000 CPAs in business and industry, public practice, government and education. From 1998-1999, Ms. Kirtley served as Chair of the AICPA. Until 2000, Ms. Kirtley was Vice President of Vermont American Corporation, a leading global manufacturer and marketer of power tool accessories, headquartered in Louisville, Kentucky. Ms. Kirtley was with Vermont American over 20 years and held the positions of Chief Financial Officer, Treasurer and Director of Tax. Ms. Kirtley has served on the Board of Directors of Res Care, Inc. since 1998.

Mr. Richard C. Osborne has been a private equity investor since 2000. From 1989-1999, Mr. Osborne served as Chairman, Chief Executive Officer and President of Scotsman Industries, a manufacturer of beverage dispensing equipment, ice machines, display cases, walk-in coolers and refrigeration equipment. He worked in a variety of positions with Scotsman from 1979-1989. Prior to joining Scotsman, Mr. Osborne worked with The Pillsbury Company and General Motors.


BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a periodic basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met four times during the 2000 fiscal year. During such period, each member of the Board participated in at least 75% of all Board and applicable Committee meetings.

During 2000, the Board of Directors maintained Audit, Compensation, Stock Option, and Executive Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Walter J. Biegler, Olivia F. Kirtley and E.T. Summers III are members of the Audit Committee. The Audit Committee reviews the engagement of auditors, including the fee, scope, and timing of the audit. The committee also reviews policies, procedures, the effectiveness of internal controls, and the financial reporting process. The Audit Committee met five times during the 2000 fiscal year. Jean M. Braley, Charles K. Clymer and Michael E. Smith are members of the Compensation and Stock Option Committees. The Compensation Committee is responsible for officer compensation, and the Stock Option Committee is responsible for administering the Company's stock option plans. The Compensation Committee met three times, and the Stock Option Committee met five times during the 2000 fiscal year. Walter J. Biegler, Michael E. Smith, Alfred A. Schroeder and E.T. Summers III are members of the Executive Committee. The Executive Committee has authority to act on behalf of the Board between regular Board meetings, except where full board action is required by applicable laws or the Company's bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 19, 2001, regarding the beneficial ownership of common stock of Lancer by each person known by Lancer to own 5% or more of the outstanding shares of each class of Lancer's Common Stock, each director of Lancer, each nominee for Director, each executive officer of the Company named in the Summary Compensation Table set forth in this proxy, and the directors and executive officers of Lancer as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                   Number of Shares
Name of Beneficial Owner and Number                of Common Stock           Percent of
of Persons in Group                                Beneficially Owned           Class

Alfred A. Schroeder (1)(2)                                  1,243,497                 12.9
George F. Schroeder (1)(3)                                  1,352,231                 14.0
Walter J. Biegler                                               7,750                    *
Jean M. Braley (1)(4)                                         467,177                  4.8
Charles K. Clymer                                               6,521                    *
Norborne P. Cole, Jr.                                               0                    *
Olivia F. Kirtley (5)                                         244,900                  2.5
Richard C. Osborne                                              1,000                    *
Michael E. Smith                                               10,150                    *
E.T. Summers III                                               10,000                    *
Christopher D. Hughes                                           7,200                    *
Dimensional Fund Advisors, Inc. (6)                           545,649                  5.6
Greenbrier Partners, Ltd. (7)                                 549,225                  5.7
All directors and executive officers
as a group (twelve persons) (8)                             3,356,826                 34.7


*Less than 1%

(1) The mailing address for Mr. Alfred A. Schroeder, Mr. George F. Schroeder and Ms. Jean M. Braley is 6655 Lancer Blvd., San Antonio, Texas 78219.

(2) Includes 113,875 shares purchasable pursuant to options which are exercisable within the next 60 days. Includes 17,762 shares owned through the Company's 401K plan.

(3) Includes 447,525 shares held by trusts for the children of Mr. George F. Schroeder, of which Mr. George F. Schroeder is the trustee, and includes 113,875 shares purchasable pursuant to options which are exercisable within the next 60 days.

(4) Includes 265,318 shares held by the William V. Braley Estate Trust for which Ms. Braley serves as sole trustee.

(5) Includes 175,000 shares jointly owned with Ms. Kirtley's husband and 65,700 shares owned by Ms. Kirtley's husband. Also includes 4,000 shares owned by Ms. Kirtley's children, in which Ms. Kirtley has disclaimed any beneficial ownership.

(6) Dimensional Fund Advisors, Inc. is an investment advisor whose mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Greenbrier Partners, Ltd. is an investment firm whose mailing address is 1901 N. Akard, Dallas, Texas 75201. Includes 13,500 shares held by Rowe Family Partnership, Ltd.

(8) Includes 239,150 shares purchasable pursuant to options which are exercisable within the next 60 days.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company:


Name                                                 Age                      Position with the Company
----                                                 ---                      -------------------------
Alfred A. Schroeder                                 64                        Chairman of the Board
George F. Schroeder                                 61                        President and CEO
Christopher D. Hughes                               54                        Chief Operating Officer
Mark L. Freitas                                     40                        Corporate Controller



Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. George F. Schroeder is a co-founder of the Company and has served as President, Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning, marketing, overall production management and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Christopher D. Hughes, Chief Operating Officer, joined the Company in 2000. Prior to joining Lancer, Mr. Hughes worked for 17 years with Enodis Corporation and its predecessor entity, Scotsman Industries. He served in a variety of senior management positions with Enodis, including Vice President-Operations of Kysor Warren, President of Booth/Crystal Tips, President of Halsey Taylor, and Vice President-Operations of Scotsman Ice Systems. Prior to his association with Enodis, Mr. Hughes served as Vice-President-General Manager of Morrison-Knudsen's Central and Western Transit Operations, and as Vice President-Operations of Mooney Aircraft Corporation in Kerrville, Texas.

Mr. Mark L. Freitas joined Lancer in 1998 and serves as Corporate Controller. Before joining Lancer, Mr. Freitas worked for three years with Bausch & Lomb, Inc., as a Senior Corporate Auditor and Cost Manager, and ten years in public accounting with various firms.


AUDIT COMMITTEE REPORT

The members of the Audit Committee are Walter J. Biegler (Chair), Olivia F. Kirtley and E.T. Summers, III. The members satisfy the requirements, including those regarding independence, of the American Stock Exchange. The Committee met five times in 2000.

The Audit Committee has adopted a charter, which is attached to this proxy statement as Appendix 1. The Committee reviews the adequacy of its charter on an annual basis. In accordance with its charter, the Audit Committee has (i) reviewed and discussed the audited financial statements with Company management,
(ii) discussed with the Company's independent auditors, KPMG LLP, the matters relating to the conduct of the audit which are required to be discussed by Statement of Auditing Standards No. 61, and (iii) received from KPMG LLP disclosures regarding KPMG LLP's independence required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2000 fiscal year.

Walter J. Biegler
Olivia F. Kirtley
E.T. Summers, III

AUDIT FEES

The aggregate fees for the audit of the Company's annual consolidated financial statements for the most recent fiscal year and the reviews of the consolidated financial statements included in the Company's Annual Report on Form 10-K for the 2000 fiscal year and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for the 2000 fiscal year were $256,000.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

There were no fees for professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the 2000 fiscal year.

ALL OTHER FEES

The aggregate fees for services rendered by KPMG LLP, other than the services covered in the two preceding paragraphs, for the 2000 fiscal year were $85,000. The principal non-audit services provided by KPMG LLP during the 2000 fiscal year were services related to tax compliance and strategy. The Audit Committee considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining such firm's independence.


COMPENSATION AND CERTAIN TRANSACTIONS

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of three non-employee directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. The Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive and other officers of the Company and its subsidiaries.

The Stock Option Committee of the Board of Directors was formed in 1985 at the time of the adoption of the Company's 1985 Incentive Stock Option plan. It consists of three non-employee directors. The Committee administers such plans and awards long-term compensation in the form of stock options to executive officers and other eligible employees under such plans.

The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to increase profitability and shareholder value over time. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

In determining base salaries for executive and other officers, the Compensation Committee considers recommendations from the President and CEO of the Company. Annual cash bonuses are typically tied to a performance target approved by the Compensation Committee. Bonuses may also be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. The Compensation Committee determines the CEO's compensation based on the same criteria that it uses for other executive officers. Since the Company did not achieve desired results for the year, executive officers were generally not awarded performance bonuses.

The Compensation Committee believes the base salaries and cash bonuses of its executive officers were set at or below the levels of comparable companies as measured by market capitalization.

Employees, including executive officers and non-employees of the Company or its affiliates, who are designated by the Stock Option Committee (other than Committee members, who are ineligible to receive awards) are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over four years after the date of grant, and are contingent upon the optionee's continued employment with the Company. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. The Stock Option Committee intends to make future grants as necessary to focus managers on increasing profitability and shareholder value.

Recent amendments to the federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. Certain performance-based compensation, however, is specifically exempt from such limitations. Since the vesting of options under the Company's 1992 Non-Statutory Stock Option Plan (the "1992 Plan") is not subject to the attainment of performance objectives, it is possible that awards to Named Officers under this plan, when taken in conjunction with their annual compensation, could become subject to the limitations of Section 162(m) of the Internal Revenue Code. Awards made under the 1992 Plan to two of the Named Officers will expire if not exercised by January 12, 2002. Therefore, it is likely that these options will be exercised by January 12, 2002. When added to other compensation likely to be paid to such officers in 2002, compensation related to these awards is likely to be partially non-deductible to the Company under Section 162(m). The committee believes the compensation of its executive officers cannot always be based upon fixed formulas, and that the prudent use of discretion in determining compensation is in the best interest of the Company and its shareholders. In some cases, the Committee, in the exercise of such discretion, may approve executive compensation that is not fully deductible. However, the Company does not expect the limitations on deductibility to have a material impact on its financial condition.


COMPENSATION AND STOCK OPTION COMMITTEES

Jean M. Braley
Charles K. Clymer
Michael E. Smith


COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no compensation for serving as a director. Directors who are not employees of the Company receive a fee of $3,000 per quarter.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Michael E. Smith is a member of the Company's Compensation and Stock Option Committees. Mr. Smith is a principal shareholder and Executive Vice President of the insurance brokerage firm of Gosling & Sachse. The Company paid approximately $441,000, $390,000 and $373,000 in premiums in 2000, 1999 and 1998, respectively, for various insurance policies placed by or through Gosling & Sachse.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or to be paid by the Company to the Chairman of the Board, the Chief Executive Officer, and the Chief Operating Officer for services rendered in all capacities for the years ended December 31, 2000, 1999 and 1998.


                                                                                                 Long Term
                                                                                                Compensation
                                                       Annual Compensation                        Awards
                                                     ----------------------                     ------------
                                                                                 Other           Securities
                                                                                 Annual          Underlying     All Other
                                        Year         Salary         Bonus     Compensation (1)    Options     Compensation (2)
Name/Title                                            ($)            ($)           ($)               (#)            ($)
------------------------------        -------        -------        -------   ----------------    -------     ----------------
Alfred A. Schroeder                      2000        199,992             --          8,034             --        151,046
Chairman of the                          1999        199,992             --          7,810             --         97,595
Board                                    1998        199,992             --          5,209             --         93,711

George F. Schroeder                      2000        199,992             --          5,784             --         94,246
President & CEO                          1999        199,992             --          7,937             --         91,669
                                         1998        199,992             --          5,324             --         29,324

Christopher D. Hughes (3)                2000         26,922             --             --             --             --
Chief Operating Officer



(1) These amounts reflect Company contributions to its profit sharing plan and 401K plan for the benefit of the Named Officers for the years indicated.

(2) These amounts include premiums paid for the benefit of the Named Officers for life insurance policies that commenced in 1994, amounts reimbursed for the payment of tax on the insurance-related compensation, and other taxable fringe benefits.

(3)  Mr. Hughes joined the Company during 2000. His annual salary is $199,992.

OPTION GRANTS DURING THE 2000 FISCAL YEAR

The following table discloses, for Christopher D. Hughes, information on Common Stock options of the Company ("Options") granted during the 2000 fiscal year. There are no other named executive officers who received options during 2000.

                                   Individual Grants                                           Option Value
                                 ----------------------------------------------------     --------------------------
                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                          Stock Price Appreciation
                                                                                          for Option Term
                                                                                          --------------------------
                                               % of Total
                                 Number of     Options
                                 Securities    Granted to
                                 Underlying    Employees      Exercise
                                 Options       in Fiscal      Price         Expiration       5%           10%
Name/Title                       Granted(1)    Yr             ($/Sh)        Date             (2)          (2)
----------------------------     ----------    ---------      ---------     ---------     ---------     ---------
Christopher D. Hughes                25,000         11.1%     $    5.00     12/4/2005     $  34,535     $  76,313
Chief Operating Officer



(1) The recipient of the option grant listed in the table above is 20% vested in the grant as of the date of this proxy statement. The option is exercisable to the extent vested. The option is not transferable, other than by will or the laws of decent and distribution or pursuant to a qualified domestic relations order.

(2) The information in these columns illustrates the value that might be realized upon exercise of the options granted during fiscal year 2000 assuming the specified compound rates of appreciation of the Company's Common Stock over the term of the options. The potential realizable value columns of the foregoing table do not take into account certain provisions of the options providing for termination of the option following termination of employment or nontransferability.

OPTIONS EXERCISED DURING THE 2000 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table discloses, for the Chairman of the Board, the Chief Executive Officer, and the Named Executive Officers, information concerning options exercised during the fiscal year ended December 31, 2000, and the number and value of the options held at the end of fiscal year 2000 based upon the closing price of $5.00 per share of Common Stock on December 31, 2000. Amounts are adjusted for the three-for-two stock dividends paid in July 1997, July 1996 and July 1995.

                                                                  Number of Securities
                                     Shares                      Underlying Unexercised   Value of Unexercised In-the Money
                                    Acquired                       Options at FY-End             Options at FY-End
                                      on              Value           Exercisable/                  Exercisable/
Name/Title                          Exercise         Realized         Unexercisable                 Unexercisable
----------------------------        ---------        ---------   ----------------------   ---------------------------------
Alfred A. Schroeder                         0                0         111,375/           $412,533/
Chairman of the                                                              0              $    0
Board

George F. Schroeder                         0                0         111,375/           $412,533/
President & CEO                                                              0              $    0

Christopher D. Hughes                       0                0           5,000/                 $0/
Chief Operating Officer                                                 20,000                  $0

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors SmallCap 600 Index, and the Standard & Poors Specialized Manufacturing ("SPSM") Index for the five-year period ended December 31, 2000.

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each year for the Company, the Standard & Poors SmallCap 600 Index, and the SPSM Index is based on the stock price or composite index on December 31 of each year presented. The comparison assumes that $100 was invested in the Company's Common Stock and in each of the other two indices.



                                    [GRAPH]



                                        1995        1996         1997         1998         1999         2000
                                       --------- -----------  -----------  -----------  -----------  -----------
Lancer Corporation                      $100.00     $218.31      $184.83      $176.79      $ 74.33      $ 92.41
Standard & Poors SmallCap 600           $100.00     $121.32      $152.36      $150.37      $169.02      $188.96
S & P Specialized Manufacturing         $100.00     $102.94      $132.68      $115.15      $150.64      $131.49


PROFIT SHARING PLAN

In 1991 the Company amended the non-contributory profit sharing plan it originally adopted in 1985 to comply with changes in the law. The amount of annual contributions made by the Company is at the discretion of the Board of Directors but may not exceed an amount equal to fifteen percent of the compensation paid or accrued during the year to all participating employees. Substantially all United States employees are eligible to participate. The Company's consolidated statements of income for the years ended December 31, 2000, 1999 and 1998 include contributions to the plan of $0.5 million, $0.4 million and $0.6 million, respectively.

CERTAIN TRANSACTIONS

Michael E. Smith, a principal shareholder and Executive Vice President of the insurance brokerage firm Gosling & Sachse, has been the Company's insurance broker since 1981. The Company paid approximately $441,000, $390,000 and $373,000 in premiums for various insurance policies placed by or through Bailey-Gosling Associates, Inc. in 2000, 1999 and 1998, respectively, for which Mr. Smith's services were used in connection therewith.

Lancer Properties is a Texas general partnership that owns the land and building at 235 West Turbo in San Antonio, Texas where a portion of the Company's production operations are located. The Company leases the premises on a month-to-month basis for $6,600 per month. The Company also leases adjoining operating facilities at 257R West Turbo, from Lancer Properties on a month-to-month basis for $800 per month. The Company pays all maintenance expenses, property taxes, assessments and insurance premiums on these facilities. Alfred A. Schroeder, George F. Schroeder and Jean M. Braley, all of whom were directors of the Company during 2000, own 13.33%, 13.33% and 15%, respectively, of Lancer Properties. The William V. Braley Estate Trust, for which Mrs. Braley serves as sole trustee, also holds a 15% interest in the partnership.

As of December 31, 2000, Alfred A. Schroeder and George F. Schroeder were indebted to the Company for approximately $529,000 for cash advances received from the Company prior to 2000. This indebtedness is evidenced by promissory notes payable to the Company. $244,000 of this debt is payable in equal quarterly installments, plus accrued interest at the rate of 9.0% per annum, with the final such installment due December 16, 2002. The balance of the indebtedness accrues interest at a rate of 9.0% per annum, and is payable upon demand.


INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP ("KPMG") has acted as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2000. It is expected that a representative of KPMG will be present at the Meeting with an opportunity to make a statement if such representative so desires, and will be able to respond to appropriate questions by shareholders. The appointment of independent public accountants for the 2001 fiscal year will be made by the Board of Directors of the Company based upon a recommendation of the Audit Committee.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 2000 each of its executive officers, directors and persons who own more than ten percent of the Company's Common Stock filed all reports required by Section 16(a), except for one late filing by Alfred A. Schroeder, Chairman, pursuant to the purchase of 9,801 shares of the Company's common stock through a retirement plan, and one late filing by Mark L. Freitas relating to the grant of an option to buy 5,000 shares of the Company's common stock.


SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders, such proposals must be received by the Company no later than December 17, 2001. Such proposals should be directed to Lancer Corporation, 6655 Lancer Blvd., San Antonio, Texas 78219, Attn: Chief Financial Officer. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company (i) receives notice of the proposal before the close of business on March 2, 2002, and advises shareholders in the Company's Proxy Statement about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal prior to the close of business on March 2, 2002.

OTHER BUSINESS

The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


MISCELLANEOUS

The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. Georgeson & Company Inc., New York, New York, will distribute proxy soliciting material to brokers, banks, and institutional holders and will request such parties to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson & Company Inc. an estimated fee of $2,000 for its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 accompanies this Proxy statement. The Annual Report is not deemed to be part of this Proxy Statement.

By order of the Board of Directors



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

San Antonio, Texas
April 16, 2001

                                   Appendix 1
                               Lancer Corporation
                             Audit Committee Charter



ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be appointed by the Board and one member will be elected Committee Chair by the Board. The Committee composition will meet the requirements of the American Stock Exchange (AMEX) for audit committees. All members shall be independent under AMEX rules. Each member shall be financially literate, and at least one member shall have accounting or financial management expertise.


STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to the Corporation's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Committee, the independent auditors, internal auditor and the management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full and unrestricted access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.


RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Corporations's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. The Committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

In carrying out these responsibilities, the Audit Committee will:

     1. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     2. Review and recommend the selection of the independent auditors for approval by the Board of Directors annually, and review and approve the discharge of the independent auditor.

     3. Confirm and assure the independence of the independent auditor, including receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Corporation, as required by the Independence Standard Board. The Committee should actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the outside auditor.

     4. Provide that the independent auditor and financial management discuss with the Audit Committee their judgements about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting. This should include a timely review and analysis of any changes in accounting principles and/or any significant current financial reporting issues and practices.

     5. Review and discuss the audited financial statements with management and the independent auditors to determine that they are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

     6. Meet with the independent auditors and financial management of the Company to review the scope and plan of the proposed audit for the current year. At the conclusion of the audit, review significant findings and any comments or recommendations of the independent auditors, together with management's responses.

     7. Review the status of previous audit recommendations, assignment of responsibility and estimated completion dates.

     8. Review with the independent auditors, the internal auditor, and financial management, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     9. Review the internal audit function of the Corporation. Confirm and assure the objectivity of the internal auditor, the proposed audit plans, and the coordination of such plans with the independent auditors.

     10. Receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan or any difficulties encountered in the course of audit work.

     11. Meet periodically with the independent auditors, internal audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     12. Inquire of management, the independent auditors and internal audit about significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

     13. Instruct management and the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee, as representatives of the Corporation's shareholders.

     14. Review accounting and financial human resources and succession planning within the Corporation.

     15. Submit the minutes of all meetings of the Audit Committee to, and discuss significant results of the foregoing activities with, the Board of Directors.

     16. Review and reassess the adequacy of this charter annually or as otherwise appropriate.

                               LANCER CORPORATION

               2001 ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of LANCER CORPORATION, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2001 and hereby appoints George F. Schroeder and Alfred A. Schroeder or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Lancer Corporation to be held May 15, 2001 at 9:30 a.m., local time, at the Company's facility at 6655 Lancer Blvd., San Antonio, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued, and to be signed and dated, on the reverse side.)

                                                 LANCER CORPORATION
                                                 P.O. BOX 11214
                                                 NEW YORK, N.Y. 10203-0214

                                                       DETACH PROXY CARD HERE
                                                       o                    o

------------------------------------------------------------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS     FOR all nominees                  WITHHOLD AUTHORITY to vote                     *EXCEPTIONS
                             listed below          [ ]         for all nominees listed below      [ ]                          [ ]

   Nominees: Alfred A. Schroeder, George F. Schroeder, Walter J. Biegler, Jean M. Braley, Norborne P. Cole, Jr., Olivia F. Kirtley,
             Richard C. Osborne

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)






                                                                                                       Address Change and/or
                                                                                                       Comments Mark Here      [ ]


                                                                                (This Proxy should be marked, dated and signed by
                                                                                the shareholder(s) exactly as his or her name
                                                                                appears hereon, and returned promptly in the
                                                                                enclosed envelope. Persons signing in a fiduciary
                                                                                capacity should so indicate, if shares are held by
                                                                                joint tenants both should sign)



                                                                                Dated                                        , 2001
                                                                                      ---------------------------------------

                                                                                ---------------------------------------------------
                                                                                                     Signature

                                                                                ---------------------------------------------------
                                                                                                     Signature

                                                                                Votes MUST be Indicated
   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope    (x) in Black or Blue Ink.              [X]
------------------------------------------------------------------------------------------------------------------------------------

                                         o                                                o
                                                         PLEASE DETACH HERE
                                           You Must Detach This Portion of the Proxy Card
                                            Before Returning it in the Enclosed Envelope